UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
 Securities Exchange Act of `1934

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☐	Definitive Information Statement

PUREBASE CORPORATION
(Name of Registrant As Specified in Charter)

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PUREBASE CORPORATION
8625 Highway 124
Ione, California  95640

Dear Stockholders:

This Information Statement and Notice of Action Taken Without a Meeting is being furnished by the Board of Directors (the "Board") of Purebase Corporation  (the "Company", "we", "our" or "us") to the holders of our common stock at September 21, 2018 (the "Record Date") in connection with the approval by written consent of the holders of approximately 60% of our voting securities (the "Approving Stockholders") of the following action (the "Approved Action").

1. 2.	Election of the Company's Directors; and Approve the 2017 Purebase Corporation Stock Option Plan.
Pursuant to Section 78.320 of the Nevada Revised Statutes (the "NRS"), any action that may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
By means of a written consent of the Approving Stockholders dated September 28, 2018, five individuals were elected to serve as members of the Board of Directors. In addition, our Board approved the 2017 Purebase Corporation Stock Option Plan on November 10, 2017.  The Company obtained the stockholder approval of the 2017 Purebase Stock Option Plan by means of a written consent of the Approving Stockholders, dated September 28, 2018. In light of the fact that the Approving Stockholders owning over 50% of the Company's outstanding common stock have elected the Board of Directors and approved the 2017 Purebase Stock Option Plan, no further stockholder action is necessary. Consequently, a stockholder meeting to approve the Approved Actions is unnecessary, and our Board decided to forego the expense of having one.

CONSEQUENTLY, THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We encourage you to read the attached Information Statement carefully for further information regarding these actions. You are also being provided with a copy of the Company's latest annual report on Form 10-K for the fiscal year ended November 30, 2017.

No action is required by you. Pursuant to Rule 14(c)-2 under the Exchange Act, the Effective Date of the Approved Actions will not occur until a date twenty (20) days after the date this Information Statement has been mailed to our stockholders. This Information Statement is first mailed to you on or about October ___, 2018.

For the Board of Directors

By:	/s/ A. Scott Dockter.
A. Scott Dockter
President/Chief Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

PUREBASE CORPORATION
8625 Highway 124
Ione, California  95640

INFORMATION STATEMENT AND
NOTICE OF ACTION TAKEN BY
THE BOARD OF DIRECTORS AND WRITTEN CONSENT OF
MAJORITY STOCKHOLDERS IN LIEU OF AN ANNUAL MEETING

SUMMARY OF CORPORATE ACTIONS

GENERAL

This Information Statement is being furnished to all holders of the common stock of Purebase Corporation (the "Company", "we", "our" or "us") as of September 21, 2018 (the "Record Date") in connection with the action taken by the Purebase Corporation's Board of Directors and the written consent of holders of 60% of the outstanding voting shares of Purebase Corporation (the "Approving Stockholders") to authorize the following actions ("Approved Actions"):

1)	Election of A.Scott Dockter, John Bremer, Calvin Lim, Thomas Swett and David Jenkins to serve as Directors of the Company; and
2)	Approval of the 2017 Purebase Corporation Stock Option Plan.

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing.  The Company will only deliver one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders.  The Company will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address:

Purebase Corporation
8625 Highway 124
Ione, California 95640
Attn: Corporate Secretary

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting the Company at the address listed above.

Information Stockholder Vote

The Approving Stockholders owning approximately 60% of the Company's outstanding Common Stock have approved the election of Directors and the 2017 Purebase Stock Option Plan. The names of the Approving Stockholders of record who hold in the aggregate a majority of our total issued and outstanding common stock and who signed the written consent of stockholders are: A. Scott Dockter and John Bremer who together are referred to as the "Approving Stockholders". Consequently, this Information Statement is for informational purposes only pursuant to SEC rules.

Outstanding Voting Stock of the Company

As of the Record Date, the Company had 520,000,000 authorized shares of common stock, of which 141,347,173 were issued and outstanding and 10,000,000 authorized shares of preferred stock of which none have been issued.

The following table set forth as of August 31, 2018, the ownership of the Company's common stock by its current and new directors, and its executive officers and all officers and directors as a group, and each person known to be the beneficial owner of more than 5% of the Company's outstanding common stock. To the Company's best knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are no known pending or anticipated arrangements that may cause a change in control.

Name of Beneficial Owner	Number of Shares Owned Beneficially	Percent Of Class	Title Of Class
A. Scott Dockter, CEO and Director 3090 Boeing Road Cameron Park, CA 95682	44,665,932	31.6%	Common
John Bremer, Director 10490 Dawson Canyon Road Corona, CA 92883	40,163,000(1)	28.4%	Common
Calvin Lim, Director 6580 Haven Side Drive Sacramento, CA 95831	-0-	0%	Common
John Gingerich, Director 27Wedgewood Drive Woodstock, Ontario Canada	-0-	0%	Common
Al Calvanico CFO 8625 State Highway 124 P.O. Box 757 Ione, CA 95640	203,000(2)	1.4%	Common
All Executive Officers and Directors as a group (5 people)	85,031,932	61.4%	Common
Baystreet Capital Corp. Bayshore Capital 136 Turtle Cove Road Turks & Caicos Islands British West Indies	21,338,800(3)	15.1%	Common
Kevin Wright 1 Yonge Street, Suite 1801 Toronto, ON M5E 1W7	12,582,800	8.9%	Common

(1)	Amount includes 57,500 shares held by Mr. Bremer's wife for which he disclaims beneficial ownership.
(2)	Amount includes options to purchase 200,000 shares of the Company's common stock.
(3)	Todd Gauer is the principal owner of both Baystreet Capital and Bayshore Capital.

Supplemental Information about the Company's Business

Information about the Company's current business can be found in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2017 which is provided herewith. Additional information can be found  in the Company's Quarterly Reports on Form 10-Q for the quarters ended February 28, 2018, May 31, 2018 and August 31, 2018 filed by the Company during the past fiscal year with the SEC which can be viewed on the SEC's web site at www.sec.gov in the Edgar Archives. The Company is presently current in the filing of all reports required to be filed by it pursuant to the Securities Exchange Act of 1934 (the "Exchange Act").

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is furnished to the stockholders of Purebase Corp. in connection with our prior receipt of approval by written consents, in lieu of an annual meeting, of the holders of approximately 60% of our outstanding voting common stock pertaining to: (i) the election of Directors to the Company's Board of Directors; and (ii) approval of the 2017 Purebase Stock Option Plan and together referred to as the "Approved Actions".

On November 10, 2017, the Company's Board of Directors approved the 2017 Purebase Stock Option Plan. On September 28, 2018 the Company obtained stockholder approval of the 2017 Purebase Stock Option Plan by written consent of the Approving Stockholders that are the record owners of 84,828,932 shares of the Company's common stock, which represents an aggregate of approximately 60% of the voting power as of August 31, 2018.

The Approved Actions will be effective twenty (20) calendar days after the mailing of this Information Statement.

WHO IS ENTITLED TO NOTICE?

The Company's Board of Directors fixed the close of business on September 21, 2018 as the record date for the determination of the common stockholders entitled to notice of the actions by written consent.

The date on which this Information Statement will be sent to stockholders will be on or about October ___, 2018 and is being furnished to all holders of the Company's common stock on the Record Date of September 21, 2018.

WHAT CONSTITUTES THE VOTING SHARES OF THE COMPANY?
The common stock entitled to vote on the Approved Actions consists of all the outstanding shares of the Company's common stock. The vote required to approve the Approved Actions is the affirmative vote of the holders of a majority (51%) of the outstanding shares of our Common Stock, each of whom is entitled to one vote per share.  As of the Record Date, 141,347,173 shares of Common Stock were issued and outstanding, of which stockholders owning collectively 84,828,932 shares representing approximately 60% of the shares outstanding approved the election of Directors and the 2017 Purebase Stock Option Plan by Written Consent dated September 28, 2018.

The Board of Directors, and persons owning a majority of the outstanding voting securities of the Company have adopted, ratified and approved the Approved Actions by the Company. No other votes are required or necessary.

APPROVED ACTION 1
 ELECTION OF DIRECTORS
Description of the Newly Elected Board of Directors
The Company's current Board of Directors consists of five (5) directors: A. Scott Dockter, John Bremer, Calvin Lim, John Gingerich and Thomas Swett. The Company's Bylaws provide for a number of Directors between 1 and 9, the exact number to be determined by the Board of Directors. On July 24, 2018 the current Board of Directors approved expanding the Board from 4 to 5 Directors and appointed Tom Swett to fill the vacancy. On September 21, 2018 the Board  nominated the following slate of individuals for election as Directors:
A.Scott Dockter (Chair/CEO)
John Bremer
Calvin Lim
Tomas Swett
David Jenkins

The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

The names of the re-elected/newly elected Directors and certain information about them as of the Record Date, are set forth below.

A. Scott Dockter has been the CEO and Director of the Company since September 24, 2014 and President and a Director of Purebase Agricultural, Inc. (a subsidiary of the Company) ("Purebase Ag")  since January 22, 2014. Mr. Dockter also serves as the CEO and a Director of US Mine Corp. from 2012 to the present. US Mine Corp. is a private company focusing on the development and contract mining of industrial mineral and metal projects.  Mr. Dockter was also a Manager- Member of U.S. Agricultural Minerals, LLC from its inception in June, 2013 until its acquisition by Purebase Ag on November 24, 2014 however he continues as the COO of the LLC. Mr. Dockter is also a Manager-Member of US Mine, LLC which owns a 3,306 - acre mining property located in Ione, CA. From July 2010 to June 2012, Mr. Dockter served as CEO, President and Chairman of Steele Resources Corp., a public company and its subsidiary Steele Resources, Inc. which were involved in the property evaluation and exploration for gold. Over the course of his 30-year career, Mr. Dockter has been responsible for the development of several large open pit and underground mines in the United States, having worked extensively in the states of Nevada, California, Idaho, and Montana. Mr. Dockter has had comprehensive involvement in all aspects of the mining business, including exploration, permitting, mine development, financing, operations, asset acquisitions, and marketing and sales. His experience covers a wide range of commodities including industrial minerals, gold, silver, copper and other precious metals. Mr. Dockter has over 19-years' experience as a director of public corporations and has broad experience in the debt and equity markets. He has personally owned mines, operated mines, constructed mine infrastructures (physical, production and process) and produced precious metals. Mr. Dockter is not currently an officer or director of any other reporting company.

Calvin Lim was appointed to the Board of Directors on October 27, 2014. Mr. Lim was also appointed a Director of Purebase Ag on February 5, 2015.Mr. Lim owned and operated two large Chinese restaurants in Sacramento from 1981 to 2003. From 1984 to 2006 he served as President of Hoi Sing Inc., which was a company which invested in properties located in Hong Kong and China and he was co-owner of the Oriental Trading Company which was involved in the Chinese imports and exports business until its closure in 2008. Mr. Lim is now retired. Mr. Lim earned his bachelor's degree in Business Administration from Sacramento State University. Mr. Lim is not currently an officer or director of any other reporting company.

John Bremer was appointed a Director of the Company in December, 2014. Mr. Bremer was also appointed a Director of Purebase Ag on February 5, 2015.  Mr. Bremer is a seasoned executive managing successful businesses for the past 36 years. From February 20, 2014 to the present he has served as a Director and President of U.S Mine Corp. Mr. Bremer was also a Manager-Member of US Agricultural Minerals, LLC from its inception in June, 2013 until its acquisition by Purebase Ag on November 24, 2014.Mr. Bremer is also a Manager-Member of US Mine, LLC which owns a 3,306 - acre mining property located in Ione, CA. For the past 21 years he has been the CEO of GroWest, Inc. a holding company with subsidiary companies in the heavy equipment rental and property development business in California. Mr. Bremer started his career teaching college level horticulture and soil science classes. When Mr. Bremer moved on from teaching he opened and managed large mining operations for Riverside Cement and California Portland Cement Company. During his time working with cement producers he was engaged in several cement solutions. An example was helping design material input methodologies to reduce the Nitrogen Oxide emissions from calcining cement. This interaction and knowledge of the cement industry has led to the creation of proprietary cement replacement products. Mr. Bremer also developed a large organic composting operation in Riverside County which provided a successful management solution for bio solids from Los Angeles, Orange and Riverside Counties. Once that company completed its development and was well positioned, he successfully sold it to Synagro Technologies and the company continues today as a part of The Carlyle Group. Mr. Bremer has successfully developed several other properties in the Riverside County and Napa Valley which included comprehensive experience in permitting processes. Mr. Bremer earned his Bachelor's degree in Agri-Business from California State Polytechnic University, Pomona, CA.  Mr. Bremer is not currently an officer or director of any other reporting company.

Tom Swett was appointed to the Board on July 24, 2018. Thomas M. Swett, Esq. was raised in Jackson, California and attended the University of Nevada, Reno where he obtained a Bachelor of Science degree in Natural Resource Management. He went on to attend Oregon State University, where he obtained his Master of Science degree in Forest Products with a minor in Business Administration.  Upon graduation, Mr. Swett worked in the forest products manufacturing industry in California, Oregon, Washington, and mainland China with responsibility for production, quality control, and process improvement.   Mr. Swett was later hired as the quality control/process improvement supervisor for Simpson Timber Company's Shelton Washington sawmill complex, which at the time was the largest softwood lumber manufacturing operation in the United States. Mr. Swett attended the University of the Pacific, McGeorge School of Law in Sacramento, California and graduated in 2004. Upon graduating from law school Mr. Swett began his legal practice as an associate at McDonough Holland & Allen, P.C. in Sacramento, California focusing on real estate law, land title and escrow disputes, and general litigation in support of the firm's transactional practices. Mr. Swett has since had of-counsel relationships with Boutin Jones and with Harrison Temblador Hungerford & Johnson and in April 2016 commenced practicing as a partner with Burton Richards & Swett, P.C. where he continues to focus on real estate law and general business litigation. In addition to his legal practice, in 2007 Mr. Swett commenced project management work for Amador Ranch Associates, LLC, owners of Rancho Arroyo Seco, a 16,000-acre property in Amador County, California.  In connection with that project, Mr. Swett manages the property's active sand and gravel, hard rock, and clay mining operations, including regulatory compliance issues. Mr. Swett also supervised the entitlement of the Newman Ridge Quarry and Edwin Center industrial area, a 210-million-ton hard rock mining entitlement coupled with a 135-acre industrial/manufacturing area permitted for aggregate processing and value-added manufacturing such as ready-mix and asphalt production.

David Jenkins has been nominated to serve on the Company's Board of Directors and replace current Director John Gingerich. Mr. Jenkins is a native of Sacramento, California. He graduated from Brigham Young University, Utah in 1979 with a degree in Geological Science and continued at Brigham Young to earn his master's degree in Geological Science in 1981. After graduation, Mr. Jenkins started his career as a petroleum geologist for the Union Oil Company, first developing oil fields offshore in the Santa Barbara Channel, California and then developing major gas fields in the Gulf of Thailand. Thereafter he moved to Oklahoma City, working in petroleum exploration and development of Union Oil's oil and gas fields in the mid-continent. After eight years with Union Oil, Mr. Jenkins transferred to the North American Refractories Company (NARCO) as chief geologist over all company mining properties in northern California.  Over the next eight years, he was promoted first to Manager of Mines over all west-coast mining operations and then to Area Operations Manager. As Area Operations Manager, he oversaw two refractory production plants with all associated mining and the 80+ employees. During his six-year term in this position, all corporate financial goals were met, and Mr. Jenkins' plants had the best safety records in the company and lowest workman's compensation claims for four years running. In 2002, Mr. Jenkins formed Ione Minerals, Inc. and purchased the existing Ione kaolin clay plant and mining operations in Amador County, California from NARCO where he successfully continued the clay milling business as President and CEO for the following fourteen years. In 2016, Mr. Jenkins and his partners sold Ione Minerals to US Mine Corporation. Since 2016, Mr. Jenkins has worked for US Mine Corp as its Clay Operations Manager. In addition to operating Ione Minerals Inc., Mr. Jenkins has served for the past eight years on the board of directors for Core Systems, a privately held technology company in Fremont, California. Core Systems is a world leader in semi-conductor ion implant outsourcing technology.

The Company's Board of Directors has nominated and Approving Stockholders owning a majority of the Company's outstanding common stock have signed a written consent electing each of the above referenced nominated Directors. The newly elected Board of Directors will take office effective as of November ____, 2018.

Transactions with Related Parties

The Company entered into a Contract Mining Agreement with US Mine Corp. ("USMC"), a company owned by the majority stockholders and Directors of the Company, A. Scott Dockter and John Bremer, pursuant to which USMC provides various technical evaluations and mine development services to the Company.  Services totaling $38,805 and $44,575 were rendered by USMC for the three-months ended August 31, 2018 and 2017, respectively. Services totaling $185,932 and $119,542 were rendered by USMC for the nine months ended August 31, 2018 and 2017, respectively.
During the three-months ended August 31, 2018, USMC paid $2,345 of expenses to the Company's vendors and creditors on behalf of the Company and also made cash advances to the Company of $63,000. During the nine months ended August 31, 2018, USMC paid $171,212 of expenses to the Company's vendors and creditors on behalf of the Company and also made cash advances to the Company of $667,000. The balance due to USMC is $3,521,852 and $2,497,708 at August 31, 2018 and November 30, 2017, respectively.
On August 31, 2017, the Company issued a Note in the amount of $197,096 to Arthur Scott Dockter, President, CEO and a Director of the Company to consolidate the total amounts due to and assumed by Mr. Dockter. The Note to Mr. Dockter bears interest at 6% and is due upon demand. As of August 31, 2018, this note had not been repaid.
The Company is using office space provided by USMC, a company that is owned by the Company's majority stockholders and Directors, A. Scott Dockter and John Bremer. There is currently no lease between the two companies for its use of the office space provided and the Company currently pays no rent for such office spaces.
The Company's current policy regarding related party transactions is that any such transactions must be evaluated and approved by the independent/disinterested Directors. Consequently, any transactions involving the Company and USMC have been reviewed, revised and approved by Messrs. John Gingerich and Calvin Lim. The standard applied by the disinterested Directors is to insure that any related party transaction is fair and reasonable to and in the best interest of the Company. Mr. Gingerich has not been nominated for election to the Board however Mr. Swett is also deemed to be an independent Director. Consequently, the Company will continue this procedure going forward with Directors Lim and Swett reviewing and approving any transactions involving the Company and USMC.
The Board has not approved any related party transactions other than the Note to Mr. Dockter in exchange for his assumption of certain debts of the Company. The Board is currently considering transactions relating to USMC providing certain mining services and mined minerals to the Company as well as acquiring certain mining assets from USMC.
Audit Committee
The Board currently has an Audit Committee consisting of Directors Bremer and John Gingerich. Pursuant to Board action dated October 12, 2018, Mr. Swett will replace Mr. Gingerich on the Audit Committee. The Audit Committee does not, as yet, have a Director designated as a financial expert serving on the Audit Committee. All of the services performed by the Company's auditors, Rose, Snyder & Jacobs LLP, for fiscal year 2017 were reviewed and approved by the Company's Audit Committee, which concluded that the provision of the non-audit services were compatible with maintaining the accountant's independence.  Prior to retaining the Company's auditors to provide services in the current fiscal year (beginning December 1, 2017), the Audit Committee first reviewed and approved the auditor's fee proposal and engagement letter.  In the fee proposal, each category of services (Audit, Audit Related, Tax and All Other) is broken down into subcategories that describe the nature of the services to be rendered, and the fees for such services. The Company's pre-approval policy provides that the Audit Committee must specifically pre-approve any engagement of the auditor's for services outside the scope of the fee proposal and engagement letter. The Audit Committee's Charter can be found at the Company's Web address, www.Purebase.com.

Compensation Committee
The Board has also established a Compensation Committee consisting of Directors John Gingerich and Calvin Lim. Pursuant to Board action dated October 12, 2018, Mr. Swett will replace Mr. Gingerich in this capacity. The Compensation Committee has a charter which provides the following policies and procedures summarized herein. The Compensation Committee determines compensation levels and components for Named Executive Officers ("NEOs") to attract, retain, and motivate talent in our competitive market environment while focusing the management team and the Company on the creation of long-term value for stockholders. Positions included as NEOs during FY 2018 include: Principal Executive Officer and the Chief Financial Officer.  Other positions may be added as business conditions warrant. If a NEO is also a Director, such NEO will abstain from participating in or voting on his/her own compensation package.
The Compensation Committee will administer four elements for NEO's compensation: base salary (cash), short-term incentives (bonus – cash, equity, or both), long-term incentives (equity), and benefits.  The total compensation package will reflect the Company's "Pay for Performance" philosophy, which is to couple employee rewards with the interests of stockholders. We believe strongly that retention and motivation of successful employees is in the long-term interest of stockholders.  Further, we believe in development and internal promotion of proven, existing employees whenever optimal for the interests of the Company.  When cash flow permits, the Board will target the total compensation level over time to be competitive with comparable companies in our industry segments and geographic locations.
For the purpose of determining short-term incentives, performance is measured by two variables: contribution to and leadership in the development of the Company's core service business and property development and contributions to the potential business and financial success of the Company.  These variables are considered by the Board to be the cornerstones for the creation of long-term stockholder value. The Board also evaluates the general economic and market conditions when applying these measurements.  The Board believes that it is in the best interest of our stockholders to have a part of total compensation "at-risk" and dependent upon our future performance.
The Compensation Committee's Charter can be found at the Company's Web address, www.Purebase.com.
Nominating Committee
The Board has not deemed it necessary to establish a Nominating Committee due to its relatively small size. Consequently all Board nominations are considered by the entire Board of Directors.
Board Leadership Structure
Scott Dockter currently serves as both the principal executive officer and Chairman of the Board. The Company believes Mr. Dockter serving in both capacities is appropriate and most efficient given the Company's current small size and limited operations and financial resources. The Board does not have a designated lead independent director, however Messrs. John Gingerich and Calvin Lim have been designated as the "negotiators" for any transactions involving the Company and USMC. Pursuant to Board action dated October 12, 2018, Mr. Swett will replace Mr. Gingerich in this capacity. The Company believes its current Board of Directors is capable of overseeing the Company's operational risks in its current configuration.
Board Meetings/Consents
Our Board of Directors held four meetings during the fiscal year ended November 30, 2017 and acted by unanimous written consent on two occasions. Each director during fiscal year 2017 participated in at least 75% of the aggregate number of the meetings or actions taken in lieu of a meeting of the Board held during fiscal year 2017. The Company has a policy of encouraging, but not requiring, directors to attend the Company's annual meeting of stockholders.

Stockholder Communication Policy
Stockholders may send communications to the Board or individual members of the Board by writing to them, care of Secretary, Purebase Corporation, 8625 State Highway 124, P.O. Box 757, Ione CA 95640, who will forward the communication to the intended director or directors, and officers of the Company.  If the stockholder wishes the communication to be confidential, then the communication should be provided in a form that will maintain confidentiality. Examples of ways to submit a confidential communication would be to conspicuously mark "CONFIDENTIAL" on any envelope or package submitted or, if an e-mail communication, request the Director's personal e-mail address to send a communication rather than the Company's general e-mail address.
Executive Compensation
The following table sets forth the compensation of the Company's Principal Executive Officers during the fiscal years ended November 30, 2017 and 2016 and each employee who received annual compensation in excess of $100,000 during the last completed fiscal year.

SUMMARY COMPENSATION TABLE
Name & Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Scott Dockter (Pres/CEO)	2017 2016	118,462 120,000	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	118,462 120,000

Al Calvanico (EVP/CFO) (1)	2017 2016	227,051 162,916	-0- -0-	-0- -0-	-0- 607,227(3)	-0- -0-	-0- -0-	-0- -0-	227,051 770,143

Michael Kessler (GenCounsel/ Secretary)(2)	2017 2016	49,813 150,000	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	49,813 150,000

Robert Hurtado (VP)(4)	2017 2016	118,462 120,000	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	118,462 120,000

(1)	Mr. Calvanico was appointed CFO on March 15, 2016
(2)	Mr. Kessler was terminated on March 6, 2017
(3)	Grant date fair value of stock options to purchase 300,000 shares of the Company's common stock which are subject to vesting over 3 years
(4)	Mr. Hurtado was terminated on March 13, 2018

The Company intends to pay cash compensation to its officers and consulting fees to entities providing services to the Company and owned by its Directors in the future as determined and approved by the Compensation Committee of the Company's Board of Directors.
Compensation Paid to Directors
At present we do not pay our Directors any compensation or cost reimbursement for their service as Directors. We have no standard arrangement pursuant to which our Directors are compensated for any services provided as a director or for committee participation or special assignments.  The Company's Directors were not paid any compensation during fiscal years 2017 or 2016 for services as a Director.

APPROVED ACTION 2
 APPROVAL OF THE 2017 PUREBASE CORPORATION STOCK OPTION PLAN
Description of the 2017 Purebase Stock Option Plan
On November 10, 2017 the Board of Directors adopted a new stock option program entitled the 2017 Purebase Corporation Stock Option Plan (the "2017 Plan"). On September 28, 2018 the holders of a majority of the outstanding shares of common stock, by written consent, approved the adoption of the 2017 Plan. Currently, no options have been granted under the 2017 Plan. Exhibit 10.8 to the Company's May 31, 2018 Form 10-Q sets forth the 2017 Purebase Corporation Stock Option Plan in its entirety and is incorporated herein by reference.
The purpose of the 2017 Plan is to provide the employees, non-employee Directors and consultants who make significant and extraordinary contributions to the long-term growth and performance of the Company, with equity-based compensation incentives, and to attract and retain the employees and non-employee Directors and consultants. The Company believes that increased share ownership by such persons will more closely align stockholder and employee interests by encouraging a greater focus on the profitability of the Company. There is reserved for issuance under the 2017 Plan an aggregate of 10,000,000 shares of common stock. Options granted under the 2017 Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options.
Administration
The 2017 Plan is administered by the Compensation Committee (the "Administrator") of, and appointed by, the Board of Directors of the Company (the "Board"). The Administrator has full and complete authority, in its discretion, but subject to the express provisions of this Plan: (a) to approve the employees nominated by the management of the Company to be awarded Stock Options; (b) to determine the number of  Stock Options to be granted to any grantee; (c) to determine the time or times at which Stock Options will be granted; (d) to establish the terms and conditions upon which  Stock Options may be exercised; (e) to remove or adjust any restrictions and conditions upon Stock Options; (f)  to specify, at the time of grant, provisions relating to exercisability of Stock Options and to accelerate or otherwise modify the exercisability of any Stock Options; and (g) to adopt such rules and provisions and to make all other determinations deemed necessary or desirable for the administration of this 2017 Plan.

Eligibility and participation.
The eligible employee, Director or consultant is approved by the Administrator from those employees, Directors and consultants who, in the opinion of the management of the Company, are in positions which enable them to make significant contributions to the long term performance and growth of the Company.

Shares Subject to this Plan.

The maximum number of shares of the Common Stock that may be issued pursuant to this 2017 Plan is 10,000,000 shares. The number of shares authorized will be adjusted for future stock dividends, stock splits, reverse stock splits, reclassifications and similar changes in capital structure of the Company.

Grants of Stock Options.

Stock Options under this 2017 Plan constitute "incentive stock options" within the meaning of Section 422 of the Code. The Committee also has the discretion to grant Stock Options which do not constitute incentive stock options, and any such Stock Options which are designated "non-statutory stock options" by the Administrator. The aggregate Fair Market Value of the Common Stock with respect to which incentive stock options are exercisable for the first time by any employee during anyone calendar year may not exceed the maximum amount permitted under Section 422 of the Code (currently, $100,000). Non-statutory stock options are not subject to the limitations relating to incentive stock options contained in the preceding sentence.
Exercise Price.
The purchase price (the "Exercise Price") of shares of the Common Stock subject to each Stock Option may not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant. For an employee holding greater than 10 percent of the total voting power of all stock of the Company, the Exercise Price will not be less than 110 percent of the Fair Market Value of the Common Stock on the date of the grant of the option. "Fair Market Value" means the average between the highest and lowest reported sales prices of the Common Stock on the applicable stock exchange.
Each Stock Option granted will be evidenced by a written agreement (referred to as the "Stock Option Agreement"), in a form satisfactory to the Company, executed by the Company and the optionee to whom the Stock Option is granted.  Provisions of Stock Option Agreements need not be the same for each optionee.  Awards may, in the sole discretion of the Administrator, be exercisable entirely at the Grant Date or at such times and in such amounts as the Administrator may specify.
Payment of Exercise Price.
Except as described below, payment in full, in cash, generally must be made for all stock purchased at the time a written notice of exercise is given to the Company.  Proceeds of any such payment will constitute general funds of the Company.  The exercise price of options granted under the 2017  Plan may be paid as approved by the Administrator at the time of grant: (a) in cash (by check); (b) by cancellation of indebtedness of  the Company to the optionee; (c) by surrender of shares of common stock owned by the optionee for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (d) if, as of the date of exercise of an Option, the Company then is permitting optionees to engage in a cashless brokered exercise program; (e) by a secured promissory note; or (f) by any combination of the foregoing.
Option Period.
The Stock Option period commences on the date of grant of the Stock Option and will be exercisable for up to 10 years or such shorter option period as is determined by the Administrator.

Restrictions on Transfer.
Options granted under the 2017 Plan generally are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee. Shares issued upon exercise of options will be deemed to be "restricted securities" as defined under the Securities Act of 1933 (the "Securities Act") unless and until a Form S-8 registration statement is filed with the SEC.
Vesting of Stock Options.
The Administrator has full authority, in its discretion to make each option or award granted subject to a vesting schedule whereby an employee must remain employed by the Company for a given length of time in order to have the option or award fully vest. Employees leaving the Company's employment before the option or award is fully vested will forfeit any unvested portion of an option award.
Amendment, Suspension or Termination of the 2017 Plan.
The Board may at any time amend, alter, suspend or discontinue the 2017 Plan without stockholder approval, except as required by applicable law; provided, however, that no amendment, alteration, suspension or discontinuation shall be made that would impair the rights of any optionee under any Stock Option Award previously granted, without the optionee's consent, except to conform the 2017 Plan and Options granted under the 2017 Plan to the requirements of federal or other tax laws.
Stockholder Approval.
The Company's Approving Stockholders owning a majority of the Company's outstanding common stock have signed a written consent approving the 2017 Plan.
Forward Looking Statements

This Information Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Information Statement are forward-looking statements. Words such as "believes, "projects "anticipates," "plans," "expects," "may," "will," "should," "intends," and similar expressions are intended to identify forward-looking statements.  These forward-looking statements  are  based  on  the  Company's  current  beliefs  and  expectations,  and  involve  known  and unknown risks, uncertainties and other factors that may cause the Company's  actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or  achievements expressed or  implied by  these forward-looking statements.   Stockholders should not place any undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy, liquidity, and financing. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the SEC, including the Company's Form 10-Ks, Form 10-Qs, Form 8-Ks, and other filings. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

INCORPORATION OF FINANCIAL INFORMATION

We "incorporate by reference" into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our Quarterly Report on Form 10-Q for the quarter ended February 28, 2018 filed with the SEC on April 12, 2018; our Quarterly Report on Form 10-Q for the quarter ended May 31, 2018 filed with the SEC on July 17, 2018; and specifically Exhibit 10.8 to the May 31, 2018 Form 10-Q which sets forth the 2017 Purebase Corporation Stock Option Plan in its entirety; and our Quarterly Report on Form 10-Q for the quarter ended August 31, 2018 filed with the SEC on October 11, 2018.

Any statement contained in a document incorporated or deemed to be incorporated in this Information Statement shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes such statement.

A copy of the documents incorporated herein by reference (excluding exhibits unless such exhibits are specifically incorporated by reference into the information incorporated herein) that are not presented with this document or delivered herewith, will be provided without charge to each person, including any beneficial owner, to whom an Information Statement is delivered, upon oral or written request of any such person and by first-class mail or other equally prompt means. Requests should be directed to the Company at 8624 State Highway 124, Ione, California 95640, Attn: Corporate Secretary.

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and Approved Actions which have been approved by Stockholders owning shares of the Company's common stock representing over 51% of the Company's total of shares outstanding. Your consent to the election of Directors and the 2017 Purebase Stock Option Plan is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this Information Statement carefully. The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

Dated: October __, 2018

By Order of the Board of Directors

/s/ A. Scott Dockter
Chief Executive Officer